Exhibit 99.1

OPHTHALMIC IMAGING SYSTEMS	CONTACTS: Gil Allon, CEO
221 Lathrop Way, Suite I	Ariel Shenhar, CFO
Sacramento, CA 95815	(916) 646-2020
INVESTOR RELATIONS jody cain LIPPERT/HEILSHORN & ASSOCIATES 310-691-7100

Ophthalmic Imaging Systems Supports Final Ruling on
ARRA Incentives for EHR Adoption
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OIS Announces its Commitment to Meet and Exceed Requirement for Certified EHR

SACRAMENTO, CALIF. – July 16, 2010 – Ophthalmic Imaging Systems (OIS) (OTC/BB: OISI), a leading ophthalmic digital imaging and informatics company, announces its support for the long-awaited final rule on Meaningful Use of an Electronic Health Record (EHR), as well as EHR Standards and Certification regulations released July 13, 2010.

The Centers for Medicare & Medicaid Service’s (CMS) final rule clarifies provisions under the HITECH Act, a section of American Recovery and Reinvestment Act of 2009 (ARRA), that provide incentive payments to qualified physicians for the adoption and meaningful use of certified EHRs. The incentive payments of up to $44,000 for Medicare providers and up to $63,750 for Medicaid providers, are expected to play an instrumental role in accelerating the adoption and meaningful use of EHRs, resulting in a more connected and coordinated healthcare system, less medical errors and lower overall cost.

“As leading EHR vendors, OIS and our wholly owned subsidiary Abraxas Medical Solutions are pleased that these final rules will enable us to confidently become certified EHR vendors," stated Gil Allon, Chief Executive Officer of OIS. “Likewise, the final clarification on Stage 1 requirements enables providers to make more informed decisions and encourages them to move ahead with their EHR selection and implementation plans following a much clearer roadmap to receive their incentive payments.”

Since the release of the Interim Final Rule (IFR) on certification criteria and Notice of Proposed Rulemaking (NPRM) on Meaningful Use in December 2009, OIS and Abraxas have been studying the proposed objectives, their associated measures and related guidelines, and preparing OIS and Abraxas EMR software to meet and exceed all expected requirements to become an ARRA certified EHRs. In addition, OIS and Abraxas have been rapidly expanding their implementation teams in expectation of a surge in market demand starting in the second half of this year.

To educate the medical community and to help clients and prospective clients receive the maximum incentive payments, Abraxas has been conducting a series of “Stimulus 101” webinars, and will continue to do so at a more frequent pace. (For the most recent schedule, go to: Abraxas Events http://www.abraxasmedical.com/Blog/events.html) In addition, OIS and Abraxas have participated in many educational seminars and events covering ARRA incentives.

“As OIS EMR v4.1 is a CCHIT 08 Certified Ambulatory EHR, we are anxiously waiting for the next major milestone, which is the announcement of ARRA certifying bodies, so we can apply to become an ARRA certified EHR,” said Ariel Shenhar, Chief Executive Officer of Abraxas and Chief Financial Officer of OIS. “Meanwhile, we continue our Stimulus Guarantee program so that medical providers can obtain and start implementing OIS and Abraxas EMR with confidence.”

About Ophthalmic Imaging Systems
Ophthalmic Imaging Systems (www.oisi.com) is the leading provider of ophthalmic digital imaging and informatics systems. The Company designs, develops, manufactures and markets digital imaging systems, image management and integrated EMR/Practice Management solutions for the eye care market. With over twenty-five years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technologies. Through OIS' wholly-owned subsidiary, Abraxas Medical Solutions, the company provides Electronic Medical Records and Practice Management software to OB/GYN, Orthopedic and Primary care. The Company markets and supports its products through an extensive network of dealers, distributors, and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

OIS	WWW.OISI.COM
221 LATHROP WAY, SUITE I	MAIN 800.338.8436
SACRAMENTO, CA 95815	FAX 916.646.0207
USA